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                                                                     EXHIBIT 5.1



                                August 12, 1994


Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas  77042

Dear Sirs:

         We have acted as counsel for Noble Drilling Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (No. 33-54495), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering under the Securities Act (i) 29,324,280 shares of common stock of the Company, par value $.10 per share ("Noble Common Stock"), and (ii) 4,025,000 shares of $1.50 convertible preferred stock of the Company, par value $1.00 per share ("$1.50 Noble Preferred Stock"), and an indeterminable number of shares of Noble Common Stock issuable from time to time upon the conversion of such $1.50 Noble Preferred Stock, which shares of Noble Common Stock and $1.50 Noble Preferred Stock (collectively, the "Shares") may be issued in connection with the merger of Chiles Offshore Corporation, a Delaware corporation ("Chiles"), with and into Noble Offshore Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Noble Sub"). The Shares are to be issued by the Company in accordance with the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated June 13, 1994 among the Company, Chiles and Noble Sub (the "Agreement").

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Agreement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that the Shares to be issued by the Company pursuant to the Merger and in accordance with the Agreement have been duly authorized by the Company and when (i) the Registration Statement has become effective under the Securities Act, (ii) state securities laws have been fully complied with and (iii) the Shares are issued and delivered pursuant to the Agreement as described in the Joint Proxy Statement/Prospectus
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Noble Drilling Corporation
August 12, 1994
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forming a part of the Registration Statement or upon conversion of the $1.50
Noble Preferred Stock, the Shares will be validly issued, fully paid and nonassessable.

         The opinions expressed above are limited by and subject to the following qualifications:

         (a) We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as the opinions expressed herein relate to matters governed by Delaware law, we have relied solely upon a reading of the applicable statutes and the corporate records of the Company with respect to the opinions given herein.

         (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                        Respectfully submitted,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation


                                        By:  /s/ ROBERT D. CAMPBELL
                                        Robert D. Campbell, Attorney